                                                                    EXHIBIT 99.1


(WINDROSE MEDICAL PROPERTIES TRUST LOGO)

PRESS RELEASE


Contact:                                        Investors/Media:
Windrose Medical Properties Trust               The Ruth Group
Fred Farrar                                     Stephanie Carrington/Jason Rando
President and COO                               646 536-7017/7025
317 860-8213                                    scarrington@theruthgroup.com
                                                jrando@theruthgroup.com


                   WINDROSE MEDICAL PROPERTIES TRUST ACQUIRES
                  TWO MEDICAL OFFICE BUILDINGS FOR $6.9 MILLION

Indianapolis, Indiana, June 27, 2005 - Windrose Medical Properties Trust (NYSE:
WRS), a self-managed specialty medical properties REIT, announced today that it has acquired two medical office buildings for approximately $6.9 million. The two properties represent 40,101 rentable square feet and are both affiliated with the Rush-Copley Medical Center located in Aurora, IL.

    o Rush-Copley Medical Office Center at Fox Valley, Aurora, IL - The two-story medical office building is located within three miles of the Rush-Copley Medical Center and contains 20,216 rentable square feet. This property is 100% occupied with the Rush-Copley Medical Center occupying 22.5%. Windrose acquired the property for $4.1 million in cash.

    o Yorkville Medical Office Building, Yorkville, IL - The two-story medical office building contains 19,885 rentable square feet. This property is 100% occupied with the Rush-Copley Medical Center occupying 83.9%. Windrose acquired the property for $2.8 million, which included $1.86 million being financed through new mortgage debt with the balance of the purchase price in cash.

Fred S. Klipsch, Chairman and Chief Executive Officer, stated, "We are pleased to acquire these Rush-Copley properties that expand our relationship with this well-known and profitable medical center. With the acquisition of these two properties, we have completed in excess of $75 million of acquisitions in 2005."

Acting as real estate advisor on this transaction for Rush-Copley was P.J. Camp, Principal with Shattuck Hammond Partners in New York City.


ABOUT WINDROSE
Windrose is a self-managed Real Estate Investment Trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office

Windrose Medical Properties Trust Acquires Two Medical Office Buildings for
$6.9 Million
June 27, 2005                                                             Page 2


buildings, outpatient treatment diagnostic facilities, physician group practice clinics, ambulatory surgery centers, specialty hospitals, outpatient treatment centers and other healthcare related specialty properties.

SAFE HARBOR
Some of the statements in this news release constitute forward-looking statements. Such statements include, in particular, statements about our beliefs, expectations, plans and strategies that are not historical facts. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond our control, which may cause our actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially from current expectations include financial performance and condition of our lessees, adverse changes in healthcare laws, changes in economic and general business conditions, competition for specialty medical properties, our ability to finance our operations, the availability of additional acquisitions, regulatory conditions and other factors described from time to time in filings we make with the Securities and Exchange Commission. The forward-looking statements contained herein represent our judgment as of the date hereof and we caution readers not to place undue reliance on such statements. We do not undertake to publicly update or revise any forward-looking statement whether as a result of new information, future events or otherwise.